SBT BANCORP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 2008





To the Shareholders of SBT Bancorp, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of SBT Bancorp, Inc. will be held at the main office of the Company's subsidiary, The Simsbury Bank & Trust Company, 981 Hopmeadow Street, Simsbury, Connecticut on Tuesday, May 13, 2008 at 5:00 p.m., local time. At the meeting, the shareholders will consider and vote upon the following matters:

     1. The election of four Class III directors for a term expiring at the 2011 Annual Meeting:

     2. The ratification of the appointment of Shatswell, MacLeod & Co., P.C., certified public accountants, as independent auditors for SBT Bancorp, Inc. for the fiscal year ending December 31, 2008; and

     3. The transaction of such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

      IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON.

                                    BY ORDER OF THE BOARD OF DIRECTORS



Simsbury, Connecticut                     /s/ Gary R. Kevorkian,
April 10, 2008                            Secretary



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                                SBT BANCORP, INC.
                              760 Hopmeadow Street
                                  P.O. Box 248
                             Simsbury, CT 06070-0248
                                 (860) 408-5493

        ----------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                SBT BANCORP, INC.

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 2008
        ----------------------------------------------------------------

      This Proxy Statement is furnished to Shareholders of SBT Bancorp, Inc. (the "Company" or "we") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting of Shareholders of the Company to be held at the main office of the Company's subsidiary, The Simsbury Bank & Trust Company (the "Bank"), 981 Hopmeadow Street, Simsbury, Connecticut, at 5:00 p.m. on May 13, 2008, and any and all adjournments or postponements thereof (the "2008 Annual Meeting").

      This Proxy Statement, the Notice of the 2008 Annual Meeting, the enclosed form of proxy and the Annual Report to Shareholders for the year ending December 31, 2007 for SBT Bancorp, Inc. (the "Annual Report") are first being mailed to our shareholders on or about April 10, 2008. We will, upon written request and without charge, furnish you with additional copies of the Annual Report. Please address all such requests to us by mail to SBT Bancorp, Inc., Attention: Gary R. Kevorkian, at the above address. The principal executive offices of the Company are located at 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248 (telephone number (860) 408-5493).


                  INFORMATION ABOUT SOLICITATION AND VOTING

      A shareholder who executes the enclosed form of proxy may revoke it at any time before it is voted by written notice of such revocation or a duly executed proxy bearing a later date delivered to the Secretary of the Company at the address set forth above or by attending the 2008 Annual Meeting and revoking the proxy at such time. Attendance at the 2008 Annual Meeting will not itself revoke a proxy. Shares represented by properly executed proxies will be voted at the 2008 Annual Meeting in accordance with the specifications thereon. Shareholders of record who are present at the 2008 Annual Meeting may vote by ballot.

      The expense of soliciting proxies in favor of the Company's proposals will be borne by the Company. In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal contact by employees and/or directors of the Company who will not receive additional compensation therefore.

      Only Shareholders of record at the close of business on March 14, 2008 (the "Record Date") are entitled to notice and to vote at the 2008 Annual Meeting. On the Record Date, there were 850,896 outstanding shares of the Company's common stock, no par value (the "Company common stock"). Each share of common stock is entitled to one vote. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the Record Date, or 425,449 shares, is necessary to constitute a quorum at the 2008 Annual Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. When a record holder (e.g., a bank or brokerage firm) holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the beneficial owner has not provided voting instructions, this is referred to as a "broker non-vote."

      If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.

      If your shares are held in "street name," you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

      With respect to the proposals at the 2008 Annual Meeting, the election of directors and the approval of the appointment of the Company's independent auditors, your broker is entitled to use its discretion in voting your shares, even if you do not give your broker instructions as to how to vote.

      The votes will be counted, tabulated and certified by James T. Fleming and Edward J. Guarco. Each proxy received will be voted as directed. However, if no direction is indicated, the proxy will be voted: in Item 1 FOR the election to the Board of Directors of the four Class III director nominees; in Item 2 FOR the ratification of Shatswell, MacLeod & Co., P.C. as independent auditors; and on such other matters as may properly come before the 2008 Annual Meeting in such manner as the persons so named in the proxy shall decide.

      We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2008, which we expect to file with the Securities and Exchange Commission, on or before August 14, 2008.

      If you have any questions about the 2008 Annual Meeting or your ownership of our common stock, please contact Gary R. Kevorkian, our corporate secretary, by mail at SBT Bancorp, Inc., Attention: Gary R. Kevorkian, Secretary, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248, or by email to Mr. Kevorkian's attention at sbtinfo@simsburybank.com.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the knowledge of the Company, as of March 19, 2008, there is no person who owns of record or beneficially five percent or more of the Company's common stock.

      The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of March 19, 2008 by
(i) each director and nominee for director of the Company, (ii) named executive officers, and (iii) all directors and executive officers as a group. Except as indicated by footnote, the persons named in the table have sole voting and investment powers with respect to all shares shown as beneficially owned by them. All persons listed are directors of both the Company and the Bank unless noted otherwise. All directors and executive officers can receive mail in care of SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, CT 06070.

                                            Amount and Nature        Percent
       Name of Beneficial Owner          Of Beneficial Ownership     Of Class
--------------------------------------------------------------------------------
Robert J. Bogino, Vice Chairman                        27,572 (1)      3.1%
James T. Fleming, Director                                492 (2)       *
Martin J. Geitz, President, Chief
 Executive Officer and Director                        22,064 (3)      2.5%
Edward J. Guarco, Director                              6,800 (4)       *
Gary R. Kevorkian, Director                            16,619 (5)      1.9%
Barry R. Loucks, Director                                  14,087     1.6 %

                                            Amount and Nature        Percent
       Name of Beneficial Owner          Of Beneficial Ownership     Of Class
--------------------------------------------------------------------------------

George B. Odlum, Jr., DMD, Director                    13,581 (6)      1.5%
Rodney R. Reynolds, Director                                    0       *
David W. Sessions, Director                            15,736 (7)      1.8%
Penny R. Woodford, Director                             2,262 (8)       *
Lincoln S. Young, Chairman                             18,612 (9)      2.1%
Anthony F. Bisceglio, Executive Vice
 President and Chief Financial Officer                10,500 (10)      1.2%
Paul R. Little, Senior Vice President                                   *
 and Chief Lending Officer                             3,500 (11)
All directors and executive officers
(as a group)                                         158,825 (12)     18.0%
----------------------------
* Less than 1%

(1) Includes 6,600 shares owned jointly with Mr. Bogino's spouse, 822 shares held in a trust of which Mr. Bogino serves as trustee, 2,084 shares in trusts for two of his children for which Mr. Bogino serves as the trustee and 11,500 shares owned by his spouse. Mr. Bogino disclaims beneficial ownership of the shares beneficially owned by his spouse.

(2) Includes 266 shares which may be acquired within 60 days through the exercise of stock options.

(3) Includes 14,000 shares which may be acquired within 60 days through the exercise of stock options.

(4) Includes 1,200 shares owned jointly with Mr. Guarco's spouse, 600 shares held by both Mr. and Mrs. Guarco as custodians for their daughter and 4,000 shares in a trust of which Mr. Guarco owns 6.6%. Includes 1,000 shares which may be acquired within 60 days through the exercise of stock options.

(5) Includes 9,426 shares held in trusts for which Mr. Kevorkian is trustee including 815 shares in a trust for Mr. Kevorkian's spouse.

(6) Includes 3,550 shares owned by Dr. Odlum's spouse. Dr. Odlum disclaims beneficial ownership of the shares beneficially owned by his spouse.

(7) Includes 1,564 shares owned jointly with Mr. Sessions's spouse, 1,357 shares owned by a private corporation owned by Mr. Sessions and his siblings and 1,252 shares owned by his children. Mr. Sessions disclaims beneficial ownership of the shares beneficially owned by his children.

(8)   Includes 1,660 shares owned jointly with Ms. Woodford's spouse.

(9) Includes 3,506 shares owned by Mr. Young's spouse. Includes 1,000 shares which may be acquired within 60 days through the exercise of stock options. Mr. Young disclaims beneficial ownership of the shares beneficially owned by his spouse.

(10) Includes 10,500 shares which may be acquired within 60 days through the exercise of stock options.

(11) Includes 3,500 shares which may be acquired within 60 days through the exercise of stock options.

(12) Includes 32,766 in shares which directors and executive officers may acquire beneficial ownership of within 60 days through the exercise of stock options.


                             DISCUSSION OF PROPOSALS

                                     ITEM 1
                                     ------

                              ELECTION OF DIRECTORS

      As of the date of this Proxy Statement, the Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. There are currently 11 persons serving as directors of the Company. Four of these are Class I directors, three are Class II directors and four are Class III directors. The terms of the classes are staggered so that the term of a class expires at each annual meeting of the Company. The terms of the four incumbent Class III directors expire at the 2008 Annual Meeting.

      At a meeting held on February 20, 2008, the Board of Directors voted unanimously to recommend the following four persons for election to the Board of Directors with terms expiring on the dates set forth below:

         Nominee             Class               Term Expiration
-------------------------- ---------- --------------------------------------
Robert J. Bogino           Class III   2011 Annual Meeting of Shareholders
Rodney R. Reynolds         Class III   2011 Annual Meeting of Shareholders
David W. Sessions          Class III   2011 Annual Meeting of Shareholders
Lincoln S. Young           Class III   2011 Annual Meeting of Shareholders

      Each of the nominees currently serves as a director of the Company and is nominated to serve for his term and until his successor is elected and qualified. In the event that any of the nominees become unable to serve, an event which the Board does not expect, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

      If a quorum is present at the 2008 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast. Abstentions by shareholders and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the vote of such plurality. Certain information about the business experience of the director nominees, including their service as directors of other corporations, is listed below. References to terms of service as a director or officer of the Company include service as a director or officer of the Bank prior to the date of the holding company reorganization on March 2, 2006.

Director Nominees, Class III

Robert J. Bogino (65) - Mr. Bogino is the Vice Chairman of the Company and the Bank and has been a director of the Company since 1994. Mr. Bogino previously served as the Company's Secretary. He was the president and co-owner of Bogino & DeMaria, Inc. in Avon, Connecticut, an insurance agency of which he was a founder in 1972. In 2003, he became a Vice President of the Watson Group, an insurance agency in Wethersfield until his retirement in 2004.

Rodney R. Reynolds (68) - Mr. Reynolds was a co-founder of Equistrides Therapeutic Riding Center, Inc., a non-profit organization that provided services to people with disabilities, and served as co-manager and trustee of that organization from 2000 to 2006. Mr. Reynolds served as a director of the Trust Company of Connecticut, an investment management and trust services company, from 1990 to 2005. Mr. Reynolds was self-employed as a commercial real estate developer and owner/manager of real estate from 1984 to 2006. He has served as a Director of the Company since 2007.

David W. Sessions (57) - Mr. Sessions is the President and Treasurer of the Casle Corporation, headquartered in Avon, Connecticut, a commercial design-build development and construction company which he co-founded in 1981. He also is a member of the Board of Finance of the Town of New Hartford and of the New Hartford Town Democratic Committee. He has been a director of the Company since 1992.

Lincoln S. Young (73) - Mr. Young is the Chairman of the Company and has been a director since 1994. Mr. Young previously served as the Company's Secretary. He is the retired Chief Executive Officer of Turbine Engine Services Corp., a jet engine servicing company, a position he held until 1995. Mr. Young is a director of the New England Air Museum and a Board Member of the Licia and Mason Beekley Community Library.



                         INFORMATION ABOUT OUR DIRECTORS

      Certain information about the business experience of the remaining incumbent directors and the non-director officers of the Company, including their service as directors of other companies, is listed below. References to terms of service as a director or officer of the Company include service as a director or officer of the Bank prior to the date of the holding company reorganization on March 2, 2006.

Class II Directors, Terms Expiring at the 2010 Annual Meeting of Shareholders

Martin J. Geitz (51) - Mr. Geitz is the President and Chief Executive Officer of the Company and the Bank, and has held these positions since 2004. He has been a director of the Company since 2005. He was formerly a Vice President with Massachusetts Mutual Life Insurance Company until 2004 and was the President, Chief Executive Officer and Chief Financial Officer of Cigna Bank & Trust Company from 2000 to 2003. He is Chairman of the Board of the Hartford Economic Development Corporation, Board member of McLean Foundation, the Simsbury Historical Society, the Charter Oak State College Foundation and Trustee and Treasurer of the Simsbury Free Library.

Gary R. Kevorkian (53) - Mr. Kevorkian has been the Secretary of the Company since 2007 and a director of the Company since 1994. He is an Attorney-at-Law in his own practice in Granby, Connecticut, since 1981. Mr. Kevorkian is not an employee of the Company and is not compensated for his service as the Company's Secretary.

George B. Odlum, Jr., DMD (68) - Dr. Odlum was a family practice dentist in Simsbury, Connecticut, where he had practiced dentistry from 1968 until his retirement in 2007. He is the retired President and Board member of the Horace Wells Club. Dr. Odlum has been a director of the Company since 1992 and formerly served as the Company's Secretary.

Class I Directors, Terms Expiring at the 2009 Annual Meeting of Shareholders

James T. Fleming (52) - Mr. Fleming is currently the President of the Connecticut Automotive Retailers Association which position he has held since March 2008. Prior to this he was Commissioner of the Department of Public Utility Control, State of Connecticut, which position he held from 2007 to March 2008. Prior to this he was Commissioner of the Department of Public Works, State of Connecticut, from 2003 to 2007 and Commissioner of Consumer Protection, State of Connecticut. He is also a Director of the Simsbury Cemetery Association, Vice President of the Simsbury Volunteer Fire District and is a Corporator of Saint Francis Hospital. He has been a director of the Company since 1992.

Edward J. Guarco (54) - Mr. Guarco is a Vice President of State Line Oil, in Granby, Connecticut, where he has been employed since 1976. He also serves as Vice President of the Independent Connecticut Petroleum Association and as a Board member of the Granby Development Commission and the Granby Chamber of Commerce. He has been a director of the Company since 1998.

Barry R. Loucks (65) - Mr. Loucks is the former President and Chief Executive Officer of the Bank, which positions he held since the Bank's in-organization stage in 1994, and which he retired from in 2004. He is a Trustee of the Nutmeg Big Brothers/Big Sisters and the Metropolitan Hartford YMCA; he is also a Board Member of McLean Foundation and serves on the Finance Committee of the New England Certified Development Corporation-CT. He has been a director of the Company since 1994.

Penny R. Woodford (63) - Ms. Woodford is an Agent with the Coldwell Banker Residential Brokerage, which position she has held since 2003, prior to that she was an Agent with DeWolf Companies since 1996 and Westledge Real Estate since 1983. She is Chairman of the Nominating Committee of the Avon Republican Town Committee. She has been a director of the Company since 1992.

Non-Director Executive Officers

Anthony F. Bisceglio (60) - Mr. Bisceglio is an Executive Vice President of the Company and the Bank, positions he has held since January 2005 as well as Chief Financial Officer and Treasurer of the Company and the Bank, which positions he has held since 1995. Prior to joining the Bank in 1995, he was Vice President and Group Financial Officer of Shawmut National Corporation and Chief Financial Officer of Shawmut Bank of Rhode Island. He is also on the Connecticut Bankers Association's Management Development Committee, is a Board member of the Financial Managers Society and Chairman of its Strategic Issues Council, serves on the Economic Policy Survey Panel of the National Association for Business Economics and is a member of the American Finance Association.

Terry L. Boulton (51) - Ms. Boulton is a Senior Vice President and Chief Retail Banking Officer of the Bank, which positions she has held since 2005. Prior to joining the Bank, she held a variety of positions including as a Vice President of Bank of America, formerly Fleet Bank, N.A. where she was employed since 1988. She is past-president of the Simsbury/Granby Rotary Club and the Simsbury Chamber of Commerce.

Paul R. Little (48) - Mr. Little is a Senior Vice President and Chief Lending Officer of the Bank, which positions he has held since 2006. Prior to joining the Bank, he served as Vice President of Commercial Real Estate Lending at Liberty Bank since 2004; from 1993 to 2004 he was Vice President of Real Estate Loans for New Alliance Bank, formerly Savings Bank of Manchester where he had been employed since 1990.

Howard R. Zern (61) - Mr. Zern is a Senior Vice President and Chief Bank Operations & Technology Officer of the Bank, which positions he has held since January 2008. Prior to joining the Bank, he was Executive Vice President of Bank of America, from which he retired in 2005. Mr. Zern is a Director of Stony Brook University Alumni Association, Vice Chairman of TheaterWorks, Treasurer of the Artists Collective in Hartford and Chairman of the Urban League of Greater Hartford.

Audit Committee Financial Expert

      The Board has determined that the Company currently has at least one audit committee financial expert serving on its Audit Committee. That person is Robert J. Bogino. Mr. Bogino is "independent," as that term is defined in Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards.

Independence of Directors and Director Nominees

      The following directors and director nominees are independent in accordance with Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards: Robert J. Bogino, James T. Fleming, Edward J. Guarco, Gary R. Kevorkian, George B. Odlum, Jr., DMD, David W. Sessions, Rodney R. Reynolds, Penny R. Woodford and Lincoln S. Young.

Board Committees

      The Company has established three standing committees of the Board of Directors - the Audit and Compliance Committee, the Corporate Governance
Committee, and the Executive Committee. The Company's wholly-owned subsidiary has a standing Personnel Committee which performs functions that are similar to those of a compensation committee.

      Audit and Compliance Committee of the Company. The Audit and Compliance Committee has oversight responsibility for and reviews all financial and other reports provided by the Company's independent auditors and the Company's internal audit firm. The Audit and Compliance Committee evaluates and selects the independent auditor subject to shareholder ratification. The Audit and Compliance Committee, in its meetings with the Company's auditors, discusses and approves the audit and compliance scope and reviews all audit findings. The members of the Audit and Compliance Committee are Messrs. Odlum (Chair), Bogino, Fleming, Guarco and Ms. Woodford. All members of the Audit and Compliance Committee are independent in accordance with Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards. The Audit and Compliance Committee met four times during 2007. The Audit and Compliance Committee Charter was included in the proxy statement delivered to shareholders in 2006.

      Corporate Governance Committee of the Company. The Corporate Governance Committee functions as the nominating committee for director candidates, identifies qualified individuals to become members of the Company's Board of Directors, determines the composition of the Board of Directors and its committees, monitors and assesses the effectiveness of the Board of Directors, develops and implements the Company's corporate governance guidelines and reviews and recommends director compensation. All members of the Corporate Governance Committee are independent as that term is defined in Rule 4200(a)(15) of the Financial Industry Regulatory Authority's listing standards. The members of the Corporate Governance Committee are Messrs. Young (Chair), Bogino and Fleming and Ms. Woodford. The Corporate Governance Committee met four times during 2007. The Corporate Governance Committee Charter was included in the proxy statement delivered to shareholders in 2006.

      The Corporate Governance Committee has a formal policy regarding the consideration of director candidates recommended by shareholders which sets forth the minimum qualifications of suitable nominees for director as well as approved processes for identifying and evaluating nominees. The Corporate
Governance  Committee  will  consider  any  director  candidate  recommended  by shareholders in accordance with the standards set forth in its Charter. Such suggestions, together with appropriate biographical information, should be submitted to: SBT Bancorp, Inc., Attn: Gary R. Kevorkian, Secretary, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070. Possible candidates who have been suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as are other possible candidates.

      The general criteria used to establish the traits, abilities and experience that the Corporate Governance Committee looks for in determining candidates for election to the Board include highest ethical character, independence from Management, ability to represent all shareholders of the Company, ability to exercise sound business judgment, relevant expertise and experience that would benefit the Company and the ability to offer advice and guidance to the Chief Executive and the Board. The board as a whole should be a diverse body, with diversity reflecting age, gender, background and professional experience. Key among the criteria is a director's existing ties to the Company's markets and adherence to Company's Code of Ethics. All directors are subject to mandatory retirement from service on the Company's Board of Directors upon reaching seventy-six years of age.

      Executive Committee of the Company. The Executive Committee is responsible for the general supervision of the Company's affairs between meetings of the full Board, oversees the Company's investments, asset/liability management, budget and capital planning and reviews the Company's interest rate sensitivity and deposit and loan pricing. The Executive Committee also is responsible for overseeing the Company's information technology planning, security and development. The members of the Executive Committee are Messrs. Loucks (Chair), Bogino, Geitz, Odlum, Sessions and Young. The Executive Committee met 15 times during 2007.

      Personnel Committee of the Bank. The Company does not have a standing compensation committee, but the board of directors of its wholly-owned subsidiary has a standing Personnel Committee which performs functions that are similar to those of a compensation committee. The Bank's Personnel Committee determines the compensation of the Bank's employees, which include the Company's executive officers. The members of the Personnel Committee are Messrs. Sessions (Chair), Guarco, Kevorkian, Reynolds and Young. The Personnel Committee met eight times in 2007. In determining the compensation of the Bank's employees, including the Company's executive officers, the Personnel Committee considers the recommendations of Martin J. Geitz, President and CEO of the Company and the Bank. The Board of Directors has determined that it is appropriate not to have a standing compensation committee because the Company's executive officers are compensated primarily by the Bank and the Bank has a standing committee that is responsible for making compensation determinations. Compensation for the
Company's  directors  is  determined  by  the  Company's  Corporate   Governance
Committee.

Board Meetings

      The Board held 14 meetings, including the annual meeting, during 2007. All of the Company's incumbent directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by the Committees of the Board of Directors on which such directors served during 2007.

      Board members are expected to attend the Company's annual meeting of shareholders. All of the Company's 11 directors attended the May 8, 2007 annual meeting of shareholders of the Company.

Shareholder Communications

      The Board of Directors has a formal process in place for shareholder communication to the Board of Directors or any individual director. Shareholders wishing to communicate with the Board of Directors or any individual director may write to SBT Bancorp, Inc., Gary R. Kevorkian, Secretary, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070. All communications received of a relevant nature will be forwarded to the full Board or appropriate individual director as directed. The Board of Directors believes this approach is reasonable in light of the relatively small number of Shareholders of the Company and the relatively small number of communications the Board expects to receive in the foreseeable future.

Code of Ethics

      The Company has adopted a Code of Ethics that applies to all employees, officers and directors. The Company will supply a copy of the Code of Ethics upon written or oral request. To obtain a copy please write to us at SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248 or call the Company at (860) 408-5493.



                         COMPENSATION AND OTHER MATTERS

Executive Compensation

      The following table presents information relating to the compensation of the Company's CEO and the other executive officers named below for the fiscal year ended December 31, 2007 and 2006.

                             Summary Compensation Table

   Name and principal position  Year     Salary         Bonus    Stock  Option awards Nonequity     Non-     All other    Total
                                                                awards               incentive  qualified   Compen-
                                                                                       plan     deferred    sation
                                                                                     compen-    earnings
                                                                                      sation
--------------------------------------------------------------------------------------------------------------------------------

Martin J. Geitz               2007    $179,000 (1)  $23,739 (2) $    0  $   60,179   $       0  $       0 $ 14,329 (3) $ 277,247
President & Chief             2006    $178,000 (1)  $     0 (4) $    0  $   60,179   $       0  $       0 $ 18,452 (3) $ 256,631
Executive Officer


Anthony F. Bisceglio          2007    $   122,377   $14,236 (2) $    0  $        0   $       0  $       0 $  2,886 (5) $ 139,499
Executive Vice                2006    $   121,300   $ 5,633 (4) $    0  $        0   $       0  $       0 $  7,802 (6) $ 134,735
   President & Chief
Financial Officer


   Name and principal position  Year     Salary         Bonus    Stock  Option awards Nonequity     Non-     All other    Total
                                                                awards               incentive  qualified   Compen-
                                                                                       plan     deferred    sation
                                                                                     compen-    earnings
                                                                                      sation
--------------------------------------------------------------------------------------------------------------------------------

Paul R. Little                2007    $   121,827   $13,823 (2) $    0  $18,934 (7)  $       0  $       0 $  1,855 (8) $ 156,439
Senior Vice President &       2006    $    77,673   $ 3,360 (4) $    0  $        0   $       0  $       0 $    412 (8) $  81,445
  Chief Lending Officer

(1) Mr. Geitz also serves as a director, but did not receive any compensation for those services.

(2) Estimated 2007 performance bonus to be paid in 2008.

(3) Includes Mr. Geitz's personal use of a Bank-leased automobile, annual dues for country club membership, employer match of 401k Plan contributions and employer-paid premiums for group term life insurance in excess of $50,000.

(4) 2006 performance bonus paid in 2007.

(5) Includes Mr. Bisceglio's employer match of 401k Plan contributions and employer-paid premiums for group term life insurance in excess of $50,000.

(6) Includes  Mr.  Bisceglio's   employer  match  of  401k  Plan  contributions,
    employer-paid premiums for group term life insurance in excess of $50,000 and the present value of the Supplemental Executive Retirement Plan benefits.

(7) The dollar value of the stock options was determined using the calculation explained in Footnote 16 of the Consolidated Financial Statements appearing in the Company's 2007 Annual Report. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. One third of the options become exercisable on each of the first through third annual anniversary dates of the grant.

(8) Includes Mr. Little's employer match of 401k Plan contributions and employer-paid premiums for group term life insurance in excess of $50,000.

      The Personnel Committee is a Committee of the Bank's board of directors and is responsible for reviewing the performance and establishing the compensation of the Bank's officers and key employees, including the Company's executive officers. The Committee relies upon industry information, including surveys of similarly sized and located institutions, gathered by Management at the Committee's request, and targets the Bank's compensation to be generally at the level of its peer group institutions. The members of this committee are Messrs. Sessions (Chair), Guarco, Kevorkian, Reynolds and Young.

Employment Agreements

      The Bank maintains employment agreements with the following named executive officers: Messrs. Geitz, Bisceglio and Little. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of these officers. These agreements are with the Bank, not the Company.

      Martin J. Geitz, President and Chief Executive Officer - The Bank entered into an Employment Agreement with Martin J. Geitz effective October 4, 2004. The term of that agreement is the earlier to occur of Mr. Geitz attaining the age of sixty-five or the termination of Mr. Geitz's contract voluntarily or upon some other basis. Mr. Geitz is to be paid a salary of $170,000, subject to adjustment by the Board. In addition, Mr. Geitz is entitled to an annual bonus in an amount and form set by the Board. Option grants are discussed in the footnotes of the Summary Compensation Table and the Outstanding Equity Awards Table. Mr. Geitz is entitled to: (1) participate in the Bank's comprehensive health insurance and major medical coverage; (2) participate in any long-term disability insurance plan and pension plan maintained by the Bank; (3) paid vacation of four weeks per year; (4) the use of an automobile for business purposes; (5) membership in a private "country" or similar golf club; and (6) attendance at two banking trade association conventions per year, including the cost of attendance and travel for Mr. Geitz and his spouse. The Bank may terminate Mr. Geitz's employment at any time without notice.

     The Bank may give up to sixty days' prior notice of the termination. If such notice is given to Mr. Geitz, the Bank may require him to remain in the employ of the Bank for the period of notice given. If the Bank terminates Mr. Geitz's employment for other than Cause or due to a Change in Control or potential Change in Control (as each event is defined in the agreement), Mr. Geitz shall be entitled to receive a lump sum payment equal to the aggregate of:
(1) twelve months of Mr. Geitz's then current salary base salary; (2) an amount equal to bonus to which he would have been entitled under the agreement had a Change of Control occurred; (3) payment for any accrued but unused vacation time; and (4) payment of Mr. Geitz's medical insurance for twelve months following his termination. This lump sum amount shall be reduced by any compensation Mr. Geitz receives for other employment after the termination of his employment with the Bank. Mr. Geitz may voluntarily terminate his employment on ninety days' prior notice to the Bank, however, notice need not be given where the termination has been approved by the Board of Directors or there has been a material breach of the Bank's obligations under the agreement. If Mr. Geitz fails to meet the terms of the agreement concerning his voluntary termination, the Bank will be entitled to enjoin Mr. Geitz's employment with any significant competitor of the Bank for a period of twelve months. In the event of a Change in Control or Potential Change in Control of the Bank or the Company, Mr. Geitz would be entitled to receive (1) credit for his years of service to the Bank plus five additional years for purposes of vesting and calculation of benefits under any benefit plan of the Bank or a successor thereto; (2) twelve months notice of termination during which time he shall receive payment at his then current salary and the highest bonus received by Mr. Geitz during the preceding thirty-six months, provided that if the Change in Control occurs prior to December 31, 2005 the amount of the bonus will equal $25,000; (3) at Mr. Geitz's election, either a lump sum cash payment or twelve monthly period payments in an amount equal to the sum of Mr. Geitz's then current salary plus the highest bonus he had received during the preceding 36 months; and (4) outplacement services in an amount not to exceed $10,000. Mr. Geitz is not entitled to receive compensation or other benefits for any period after termination for Cause.

      Anthony F. Bisceglio, Executive Vice President, Treasurer and Chief Financial Officer - The Bank entered into an Employment Agreement with Anthony
F. Bisceglio dated February 6, 2004. The term of that Agreement is three years. Mr. Bisceglio is to be paid a base salary of $102,846, or such larger sum as the Board may decide. In addition, Mr. Bisceglio is entitled to an annual bonus in an amount and form set by the Board. Option grants are discussed in the footnotes of the Summary Compensation Table and the Outstanding Equity Awards Table. Mr. Bisceglio also is entitled to (1) comprehensive health insurance and major medical coverage, (2) participation in any long-term disability insurance plan and pension plan maintained by the Bank, (3) paid vacation of at least four weeks per year, and (4) reimbursement of all travel and other reasonable business expenses. If Mr. Bisceglio's employment with the Bank is terminated for other than Cause or Disability, or if he voluntarily terminates his employment for Good Reason, Mr. Bisceglio shall be entitled to receive (1) his base salary in effect at the time for a period of six months following termination, less the amount of any severance pay, (2) an amount equal to one-half the highest bonus he received during the preceding 36 months, (3) crediting of additional service as may be required to vest any form of compensation previously granted to Mr. Bisceglio, and (4) the continuation of health benefits he was receiving at the time of termination for six months following termination. If Mr. Bisceglio accepts these payments, he agrees that he will not, for a period of six months following termination, perform any services or accept any remuneration or compensation as an officer, director, employee, agent or consultant with any depository or other financial institution which maintains its main office in the Farmington Valley of Connecticut.

      The Bank also has  entered  into a Change in  Control  Agreement  with Mr.
Bisceglio dated July 30, 1999. That Agreement provides for payment to Mr. Bisceglio in the event of a Change in Control or Potential Change in Control (as those terms are defined in the Agreement) of the Company or the Bank. Under those circumstances, Mr. Bisceglio would be entitled to receive (1) credit for his years of service to the Bank plus five years for purposes of vesting and calculation of benefits under any benefit plan of the Bank or a successor thereto, (2) twelve months notice of termination during which time he shall receive payment at his then current salary and the highest bonus received by Mr. Bisceglio during the preceding 36 months, (3) at Mr. Bisceglio's election, either a lump sum cash payment or twelve monthly period payments in an amount equal to the sum of Mr. Bisceglio's then current salary plus the highest bonus he had received during the preceding 36 months, and (4) outplacement services in an amount not to exceed $10,000.

      The Bank entered into a Supplemental Executive Retirement Agreement with Mr. Bisceglio dated April 23, 2001. This Agreement provides that upon Mr. Bisceglio's retirement on or after attaining age 65, the Bank shall pay him a supplemental annual pension of $10,000, payable in equal monthly installments, for a period of twenty years. Upon Mr. Bisceglio's death, while still actively employed with the Bank, his designated beneficiary shall receive an annual survivor's benefit equal to $10,000, payable in equal monthly installments, for a period of twenty years. Upon Mr. Bisceglio's death, while receiving the supplemental annual pension, his designated beneficiary shall receive the remaining equal monthly payments which would have been due to Mr. Bisceglio. Furthermore, upon a Change in Control (as defined in his Employment Agreement) of the Company or the Bank, Mr. Bisceglio would be credited with five years of service with respect to the Supplemental Executive Retirement Agreement.

      Paul R. Little, Senior Vice President and Chief Lending Officer - Paul R. Little is an at-will employee of the Bank. He is entitled to receive paid vacation of four weeks per year and to participate in the Bank's benefit plans, including its medical plan, dental plan and 401k retirement plan. Mr. Little also is entitled to the following compensation if his position is terminated as a result of a change of control: (1) a lump sum payment equal to two years base salary and bonus; (2) accelerated vesting of his stock options and any other performance related incentive compensation awards; and (3) 24 months coverage of health benefits on the same terms as were provided prior to termination. Change of control, for purposes of Mr. Little's change in control arrangement, means an acquisition by any person or business organization of 25% or more of the Bank's voting common stock, or sale or merger of the Bank.


                  Outstanding Equity Awards at Fiscal Year-End

           Name                                           Option awards
                           Number of       Number of          Equity        Option    Option
                           securities     securities        incentive      exercise   expiration
                           underlying     underlying           plan          price    date
                          unexercised     unexercised        awards:         ( $ )
                            options         options         Number of
                              (#)             (#)           securities
                          Exercisable    Unexercisable      underlying
                                                           unexercised
                                                             unearned
                                                             options
                                                               (#)
--------------------------------------------------------------------------------------------------------

Martin J. Geitz,
President & Chief
Executive Officer           14,000 (1)          7,000 (1)               0      $31.500        12/20/2015

Anthony F. Bisceglio,
Executive Vice
President & Chief
Financial Officer           10,500 (2)                 0                0      $13.625         5/19/2008

Paul R. Little,
Senior Vice President
& Chief Lending
Officer                          0 (3)         10,500 (3)               0      $30.000         5/16/2017

(1) Options vest at the rate of 33 1/3% per year, with vesting dates of 12/21/2006, 12/21/2007 and 12/21/2008. Vesting is conditioned on the named individual remaining an employee until the end of each vesting period. Vesting may be accelerated under the circumstances described in Mr. Geitz's employment agreement and the Company's 1998 Stock Plan.

(2) Options vest at the rate of 33 1/3% per year, with vesting dates of 5/20/1999, 5/20/2000 and 5/20/2001. Vesting is conditioned on the named individual remaining an employee until the end of each vesting period. Vesting may be accelerated under the circumstances described in Mr. Bisceglio's employment agreement and the Company's 1998 Stock Plan.

(3) Options vest at the rate of 33 1/3% per year, with vesting dates of 5/17/2008, 5/17/2009 and 5/17/2010. Vesting is conditioned on the named individual remaining an employee until the end of each vesting period. Vesting may be accelerated under the circumstances described in Mr. Little's offer letter agreement and the Company's 1998 Stock Plan.

Director Compensation

      The Company has adopted a Director Compensation Plan for non-employee directors. During 2007, directors were compensated for service by means of: (1) an annual retainer of $4,000 per director; (2) $450 for each Board meeting attended in person; and (3) $150 for each standing committee meeting attended in person. That compensation rate structure remains in effect. No individual arrangements were granted during 2007.

                                      Director Compensation

      Name         Fees    Stock  Option  Non-equity     Non-       All other        Total
                  earned  awards  awards  incentive    qualified   Compensation
                    or                      plan       deferred
                   paid                    compen-      compen-
                    in                      sation      sation
                   cash                                earnings
-----------------------------------------------------------------------------------------------

Robert J. Bogino   $17,200     $0      $0          $0           $0            $0        $17,200

James F. Fleming   $11,500     $0      $0          $0           $0            $0        $11,500

Edward J. Guarco   $10,900     $0      $0          $0           $0            $0        $10,900

Gary R. Kevorkian  $14,650     $0      $0          $0           $0            $0        $14,650

Barry R. Loucks    $14,800     $0      $0          $0           $0            $0        $14,800

George B. Odlum    $12,100     $0      $0          $0           $0            $0        $12,100

Rodney R.
 Reynolds           $7,840     $0      $0          $0           $0            $0         $7,840

David W. Sessions  $16,150     $0      $0          $0           $0            $0        $16,150

Jane F. von
 Holzhausen (1)     $6,233     $0      $0          $0           $0            $0         $6,233

Penny R. Woodford  $10,900     $0      $0          $0           $0            $0        $10,900

Lincoln S. Young   $18,400     $0      $0          $0           $0            $0        $18,400

      (1) Ms. von Holzhausen resigned from the Board of Directors effective June 25, 2007.


Stock Option Plan

      The Company currently issues options to purchase shares of its common stock under the SBT Bancorp 1998 Stock Plan. As of March 19, 2008, there are options outstanding to purchase an aggregate of 65,583 shares of the Company's authorized but unissued common stock at a price of between $13.625 and $36.550 per share and which will expire between the years 2008 and 2017. This includes 10,500 options granted to the Company's named executives during the year ended December 31, 2007.

      The following table sets forth the total number of securities authorized for issuance under equity compensation plans as of December 31, 2007.

                                                                     Number of securities
                                  Number of                           remaining available
                               securities to be                       for future issuance
                                 issued upon      Weighted-average       under equity
                                 exercise of      exercise price of   compensation plans
                                 outstanding         outstanding          (excluding
                               options, warrants  options, warrants   securities reflected
                                  and rights          and rights         in column (a))
                                     (a)                 (b)                  (c)
                              ------------------ ------------------- ---------------------
Equity compensation plans
approved by shareholders            69,208             $27.21                6,931
Equity compensation plans not
approved by shareholders              0                   0                    0
                              ------------------ ------------------- ---------------------
                 Total              69,208             $27.21                6,931
                              ================== =================== =====================

Committee Interlocks and Insider Participation in Compensation Decisions

      There are no interlocking relationships where (a) an executive officer of the Company served as a member of the compensation committee on another entity, one of whose executive officers served on the Corporate Governance Committee of the Company; (b) an executive officer served as a director of another entity, one of whose executive officers served on the Corporate Governance Committee of the Company; or (c) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Certain Transactions

      During 2007 and 2006, certain of the Company's and the Bank's current directors, executive officers and their affiliates had outstanding loans from the Bank. The largest aggregate amount of such loans outstanding during the period from January 1, 2007 to February 15, 2008 was on February 14, 2008 in an aggregate amount of $3,648,307, which represented 20.74% of the Bank's equity on that date, and approximately 2.20% of the Bank's outstanding loans as of that date. All such loans were made in the ordinary course of the Bank's business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

      During 2007 and 2006 the Bank paid $61,939 and $58,194, respectively, for rent and related expenses of the Bank's Granby branch office to Granby Pharmacy Shoppers Plaza, LLC, a company of which Mr. Kevorkian, one of the Company's directors, is a principal. Of these amounts paid, $9,784 and $4,802 were for real estate taxes on the property during 2007 and 2006, respectively. The Bank believes this to represent a fair market value lease. During 2007, the Bank paid $1,369 in maintenance costs related to the Bank's main office to Casle Corporation, a company of which David W. Sessions, one of its directors, is a principal. During 2006, the Bank paid $375,876 in construction costs and related fees for the Bank's Bloomfield and Canton branch offices to the same company; of this amount, $359,204 was for Bloomfield and $16,672 was for Canton.

Recommendation of the Board of Directors

      The Board of Directors intends to vote all proxies held by it in favor of all director nominees, unless shareholders direct otherwise. Election to the Board of the four Class III directors of the Company shall require the affirmative vote of a plurality of the votes cast at the 2008 Annual Meeting. Abstentions and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the votes of such plurality.

      THE BOARD RECOMMENDS UNANIMOUSLY A VOTE "FOR" ELECTION OF MESSRS. BOGINO, REYNOLDS, SESSIONS AND YOUNG TO THE BOARD OF DIRECTORS.

                                     ITEM 2
                                     ------


             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit and Compliance Committee has selected Shatswell, MacLeod & Co., P.C. as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2008. Shatswell, MacLeod & Co., P.C. served as the Company's independent auditors for the fiscal year ended December 31, 2007 and has reported on the Company's financial statements for such year. Prior to the reorganization that occurred on March 2, 2006, Shatswell, MacLeod & Co., P.C. served as the independent auditor of the Bank.

      A representative of Shatswell, MacLeod & Co., P.C. is expected to be present at the 2008 Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from Shareholders.

      The Audit and Compliance Committee has not developed detailed pre-approval policies because all engagements of independent accountants for audit and non-audit services must be approved by the Audit and Compliance Committee.

Principal Accountant Fees and Services

      The following table reflects the aggregate fees billed for the last two fiscal years for professional services by the principal accountant of the Company and the Bank for the audit of their respective annual financial statements and the aggregate fees billed in each of the last two fiscal years for professional services rendered by such principal accountant for tax compliance, tax advice and tax planning.

                               2007           2006
                         -------------- --------------
Audit Fees                      $60,025        $55,436
Audit Related Fees (1)               $0             $0
Tax Compliance Fees (2)          $6,596         $5,259
All Other Fees                       $0             $0
                         -------------- --------------
              Total             $66,621        $60,695
                         ============== ==============

(1) Non-financial statement audits.

(2) Preparation of tax returns and estimates for each year.

All of the fees paid to Shatswell, MacLeod & Co., P.C. in 2007 were pre-approved by the Audit & Compliance Committee.

Recommendation of the Board of Directors

      The Board of Directors intends to vote all proxies held by it in favor of ratifying the selection of Shatswell, MacLeod & Co., P.C. as the Company's independent auditors for the year ending December 31, 2008 (unless shareholders direct otherwise).

      THE BOARD RECOMMENDS UNANIMOUSLY A VOTE "FOR" RATIFICATION OF THE SELECTION OF THE FIRM OF SHATSWELL, MACLEOD & CO., P.C. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2008.

                      AUDIT AND COMPLIANCE COMMITTEE REPORT

      The Audit and Compliance Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Audit and Compliance Committee is comprised of five directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The members of the Audit and Compliance Committee are the same as the members of the Bank's Audit and Compliance Committee.

      Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors, Shatswell, MacLeod & Co., P.C., are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit and Compliance Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

      In connection with these responsibilities, the Company's Audit and Compliance Committee, as the successor to the Bank, met with management and the independent auditors to review and discuss the Company's December 31, 2007 consolidated financial statements. The Audit and Compliance Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Compliance Committee also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit and Compliance Committee discussed with the independent auditors that firm's independence.

      Based upon the Audit and Compliance Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements of the Company in the Company's annual report on Form 10-KSB for the last fiscal year filed.

      The Board has adopted a written charter for the Audit & Compliance Committee which was included in the proxy statement delivered to shareholders in 2006.

                                 Audit Committee
                      George B. Odlum, Jr., DMD (Chairman)
                                Robert J. Bogino
                                James T. Fleming
                                Edward J. Guarco
                                Penny R. Woodford


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's common stock with the Securities and Exchange Commission (the "SEC"). Prior to the bank holding company reorganization on March 2, 2006, these reports were filed by Reporting Persons of the Bank with the Federal Deposit Insurance Corporation (the "FDIC"). Based solely upon the Company's review of its Reporting Persons' Forms 3, 4 and 5 filed with the SEC during and for the year ended December 31, 2007, and on written representations by certain officers and directors, the Company has determined that no Reporting Persons were delinquent with respect to their reporting obligations:

                                  OTHER MATTERS

      The Board knows of no other business to be brought before the 2008 Annual Meeting. If, however, any other business should properly come before the 2008 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.


                      SHAREHOLDER PROPOSALS AND NOMINATIONS

      Shareholders entitled to vote for the election of directors at the 2009 Annual Meeting may make nominations of individuals for election to the Board. Such nominations shall be made in writing, and shall be delivered or mailed and received by the Secretary of the Company not less than 90 nor more than 130 calendar days prior to such Annual Meeting, which is expected to be held on May 12, 2009. The Board's Corporate Governance Committee considers such nominations.

      Such written nominations shall contain the following information, to the extent known to the nominating Shareholder: (1) the name, age, business and residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the total number of shares of common stock of the Company that are beneficially owned by each proposed nominee; (4) the name and address of the nominating Shareholder; (5) the total number of shares of common stock of the Company owned by the nominating Shareholder; (6) a representation that the Shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (7) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholders. Nominations by beneficial owners of stock of the Company who are not record holders must be accompanied by evidence satisfactory to the Secretary of the Company showing that such nominating persons are entitled to act with respect to such shares. Nominations that are not made in accordance with these procedures shall be deemed void. The credentials and qualifications of all nominees also are subject to review by the Board.

      Any proposal intended to be presented by a Shareholder at the Company's 2009 Annual Meeting of Shareholders which is not a nomination to the Board must be presented to the Company in writing, and must be delivered or mailed and received by the Secretary of the Company not less than 90 nor more than 130 calendar days prior to the 2009 Annual Meeting, which is expected to be held on May 12, 2009. Such notice shall include: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the 2009 Annual Meeting; (2) the name and address, as they appear on the Company's records, of the Shareholder proposing such business; (3) the number of shares of the Company's common stock which are beneficially owned by the Shareholder; and (4) any material interest of the Shareholder in such business.

      In order for a shareholder proposal to be included in the proxy statement and form of proxy for the Company's 2009 Annual Meeting the proposal must be received by the Company not later than January 22, 2009 and comply with all the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. In addition, if the Company is not notified of a shareholder proposal by February 24, 2009 then the proxies held by management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not included in the proxy statement and form of proxy.

      Nominations and proposals should be addressed to Gary R. Kevorkian, Secretary, SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248. It is suggested that such nominations and proposals be sent by Certified Mail-Return Receipt Requested.

                       ANNUAL REPORT ON FORM 10-KSB REPORT

      The financial statements of the Company as of and for the year ended December 31, 2007 are contained in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on or before March 31, 2008. The Annual Report is not to be considered as a part of this proxy soliciting material. Copies of Company's Annual Report on Form 10-KSB will be forwarded without charge upon written request to Gary R. Kevorkian, Secretary, SBT Bancorp, Inc., 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248.


         DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      The  Company   intends  to  deliver  one  Proxy   Statement   to  multiple
Shareholders of the Company sharing an address, unless we receive contrary instructions from one or more of such Shareholders. Upon written or oral request we will provide a separate copy of the Company's Proxy Statement to a Shareholder sharing an address with another Shareholder to which a single copy of the Proxy Statement were sent. To request an additional copy of the Proxy Statement, please call the Company at (860) 408-5493 or write to us at SBT Bancorp, 760 Hopmeadow Street, P.O. Box 248, Simsbury, Connecticut 06070-0248. In the future, if you wish to receive a separate copy of the Company's Proxy Statement, please call or write to us at the number and address listed above. Similarly, Shareholders sharing an address who are receiving multiple copies of the Company's Proxy Statement and who wish to receive only one copy of these materials at their address can so request by contacting us at the same telephone number and address.

                                    By order of the Board of Directors



Simsbury, Connecticut               /s/ Gary R. Kevorkian, Secretary
April 10, 2008